                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      HAVERTY FURNITURE COMPANIES, INC.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

               Christine M. Jones, Vice President and Secretary
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       HAVERTY FURNITURE COMPANIES, INC.
                        866 West Peachtree Street, N.W.
                            Atlanta, Georgia  30308

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 29, 1994


TO THE STOCKHOLDERS:

         Notice is hereby given that the Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., a Maryland corporation (the "Company"), will be held at 11:00 A.M., on Friday, April 29, 1994, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, for the following purposes:

         1. To elect fourteen directors for terms of one year and until their successors are elected and qualified, four of whom shall be elected by holders of Common Stock and ten of whom shall be elected by holders of Class A Common Stock.

         2. To approve an amendment to the Company's 1988 Incentive Stock Option Plan to increase the number of shares available for issuance pursuant to such Plan, from 1,050,000 shares to 1,550,000 shares.

         3.      To approve the 1993 Non-Qualified Stock Option Plan.

         4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 11, 1994, are entitled to notice of, and to vote at, the meeting.

         Your attention is directed to the attached Proxy Statement.

                                        By order of the Board of Directors

                                    /s/ Christine M. Jones

                                        Christine M. Jones
                                        Vice President and Secretary

Atlanta, Georgia
March 22, 1994


PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                       HAVERTY FURNITURE COMPANIES, INC.
                        866 West Peachtree Street, N.W.
                            Atlanta, Georgia  30308

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 1994

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                            SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of Haverty Furniture Companies, Inc., in connection with the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. All shares represented by duly furnished proxies will be voted in accordance with the instructions given therein.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the matters set forth in the Notice accompanying this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal. All costs of this solicitation will be borne by the Company.

         Only stockholders of record at the close of business on March 11, 1994, are entitled to notice of, and to vote at, the meeting. The Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, this Proxy Statement and form of Proxy were first mailed to stockholders of the Company on or about March 22, 1994.

                           OUTSTANDING CAPITAL STOCK

         As of the close of business on March 11, 1994, there were outstanding and entitled to vote at the 1994 Annual Meeting of Stockholders 8,309,890 shares of the Company's $1.00 par value Common Stock and 3,075,453 shares of the Company's $1.00 par value Class A Common Stock, the Company's only outstanding classes of voting securities.

         With respect to all stockholder matters, holders of Common Stock are entitled to one vote for each share held. With respect to the election of directors, holders of Class A Common Stock are entitled to one vote for each share held; on all other matters, holders of Class A Common Stock are entitled to ten votes for each share held.

         The holders of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The holders of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and holders of Class A Common Stock are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election. The Common Stock carries a dividend preference over the Class A Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock and/or Class A Common Stock as of March 11, 1994. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                    Class A
                                               Common Stock      Common Stock
                                               Beneficially      Beneficially
                                                Owned and          Owned and
Name and Address of                              Percent            Percent
Beneficial Owner                                 of Class           of Class
- ------------------------------------------------------------------------------
Rawson Haverty                                   208,515 (a)       788,627 (b)
  866 West Peachtree Street, N.W.                  2.50%            25.64%
  Atlanta, Georgia  30308

Frank S. McGaughey, Jr.                             *              217,299
  866 West Peachtree Street, N.W.                                    7.07%
  Atlanta, Georgia  30308

Clarence H. Ridley                                  *              245,405 (c)
  191 Peachtree Street                                               7.96%
  Atlanta, Georgia  30303

John Rhodes Haverty, M.D.                           *              240,011
  3359 Woodhaven Road, N.W.                                          7.84%
  Atlanta, Georgia  30305

Mrs. Betty Haverty Smith                            *              255,589 (d)
  158 West Wesley Road, N.W.                                         8.30%
  Atlanta, Georgia  30305

Bank South, N.A.                                    *              253,322 (e)
  P. O. Box 4387                                                     8.24%
  Atlanta, Georgia  30302

FMR Corporation                                  879,600 (f)           *
  82 Devonshire Street                            10.58%
  Boston, Massachusetts 02109

- --------------------------

         *       Less than 5% of outstanding shares of class.

- --------------------------

         (a) Of this amount, Mr. Haverty has sole voting and investment power with respect to 92,282 shares, sole investment power with respect to 750 shares, shared voting and investment power with respect to 81,808 shares, and shared voting power with respect to 33,675 shares. This amount includes unexercised options to purchase 37,651 shares.

         (b) Of this amount, Mr. Haverty has sole voting and investment power with respect to 424,023 shares, sole investment power with respect to 4,162 shares, shared voting and investment power with respect to 218,767 shares, and shared voting power with respect to 141,675 shares.

         (c) Of this amount, Mr. Ridley has sole voting and investment power with respect to 182,926 shares, shared voting and investment power with respect to 1,327 shares, and sole voting power with respect to 61,152 shares. This amount includes unexercised options to purchase 9,000 shares.

         (d) Of this amount, Mrs. Smith has sole voting and investment power with respect to 248,229 shares and shared voting and investment power with respect to 7,360 shares. This amount excludes 66,463 shares held by Mrs. Smith's spouse, Alex W. Smith, who is a director of the Company.

         (e) Of this amount, Bank South, N.A., in various fiduciary capacities, has sole voting power with respect to 6,137 shares, sole investment power with respect to 143,650 shares, and shared voting and investment power with respect to 105,510 shares. Of the total number shown, 251,347 shares are also included in the total shown for Rawson Haverty and 300 shares are also included in the total shown for Lynn H. Johnston.
                 See "Election of Directors."

         (f) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the 879,600 shares shown as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940. One investment company, the Fidelity Contrafund, owns 565,300 of the shares. Fidelity Funds carries out the voting of the shares under written guidelines of the Funds' Board of Trustees. FMR Corp., through its control of Fidelity Management & Research Company, and the Funds each has sole power to dispose of the shares owned by the Funds.

         The following information is provided with respect to the number of shares of the Company's Common Stock and Class A Common Stock beneficially owned as of March 11, 1994, by (i) an executive officer who is not a director and is named in the Summary Compensation Table, and (ii) all executive officers and directors as a group. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                                              Class A
                                                                  Common Stock              Common Stock
                                                                  Beneficially              Beneficially
                                                                    Owned and                Owned and
 Name or Number of                                                   Percent                  Percent
 Persons in Group                                                   of Class                  of Class
 -------------------------------------------------------------------------------------------------------
 Dennis L. Fink                                                       20,506 (a)                    --
                                                                        .25%

 22 Executive Officers and Directors as a Group                      869,088 (b)               1,837,749 (c)
                                                                      10.03%                      58.36%

- --------------------------

         (a) This amount includes unexercised options to purchase 17,756 shares.

         (b) Of this amount, the persons included in this group have sole voting and investment power with respect to 563,779 shares, shared voting and investment power with respect to 202,134 shares, sole investment power with respect to 750 shares, and shared voting power with respect to 102,425 shares. This amount includes unexercised options to purchase 358,273 shares.

         (c) Of this amount, the persons included in this group have sole voting and investment power with respect to 1,352,532 shares, shared voting and investment power with respect to 278,228 shares, sole investment power with respect to 4,162 shares, sole voting power with respect to 61,152 shares, and shared voting power with respect to 141,675 shares. This amount includes unexercised options to purchase 73,500 shares.

                                AGENDA ITEM ONE

                             ELECTION OF DIRECTORS

         The Board of Directors is presently comprised of fifteen members. All directors of the Company are to be elected annually, with stockholders of each of the two classes of common stock voting separately by class as provided in the Articles of Incorporation. The holders of Common Stock of the Company are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and the holders of Class A Common Stock of the Company are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

         The Board of Directors has nominated fourteen persons for election as directors at the 1994 Annual Meeting of Stockholders, four of whom will be elected by the holders of Common Stock and ten of whom will be elected by the holders of Class A Common Stock.

         Unless otherwise instructed, it is intended that proxies will be voted FOR the election of the fourteen nominees named below. The affirmative vote of a majority of all votes cast at the meeting by the holders of Class A Common Stock is required for the election of the ten nominees standing for election by the holders of that class. The affirmative vote of a majority of all votes cast at the meeting by the holders of Common Stock is required for the election of the four nominees standing for election by the holders of that class.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

         The names of, and certain information relating to, the ten nominees to be elected by the holders of Class A Common Stock are as follows:

                                                                                                         Security Ownership
                                                                                                           as of 3-11-94
                                                                                                       and Percent of Class*
                                                                                                       ------------------------
                                                                                                                       Class A
    Name and Year                                Age                                                  Common           Common
First Became a Director                       (3-11-94)      Principal Occupation                      Stock            Stock
- -------------------------------------------------------------------------------------------------------------------------------
Rawson Haverty (a)                               73        Chairman of the Board of                 208,515 (b)      788,627 (c)
     1947                                                  Company since 1984;                        2.50%           25.64%
                                                           President (1955-1984) and
                                                           Chief Executive Officer
                                                           (1955-1990) of Company

Frank S. McGaughey, Jr. (d)                      70        President of Company since               111,830 (e)      217,299
     1961                                                  1984 and Chief Executive                   1.34%            7.07%
                                                           Officer since 1990;
                                                           Chief Operating Officer
                                                           (1982-1990) of Company

Alex W. Smith (f)                                70        Counsel to the law firm                   33,318 (g)       73,823 (h)
     1967                                                  Smith, Gambrell & Russell                   .40%            2.39%
                                                           since 12/31/93; prior thereto,
                                                           Partner of the firm (1949-
                                                           1993)

                                                                                                         Security Ownership
                                                                                                           as of 3-11-94
                                                                                                       and Percent of Class*
                                                                                                       ------------------------
                                                                                                                       Class A
    Name and Year                                Age                                                  Common           Common
First Became a Director                       (3-11-94)      Principal Occupation                      Stock            Stock
- -------------------------------------------------------------------------------------------------------------------------------
John Rhodes Haverty, M.D. (i)                    67        Retired (Former Dean,                     18,408 (j)      241,011
     1974                                                  College of Health Sciences,                 .22%            7.84%
                                                           Georgia State University
                                                           (1968-1991)

Clarence H. Ridley (k)                           51        Partner of King & Spalding,               17,005 (l)      245,405 (m)
     1979                                                  Attorneys, since 1977                       .20%            7.96%

Fred J. Bates                                    58        Regional Manager and                      31,678           39,823
     1981                                                  General Manager of                          .38%            1.29%
                                                           Company's Dallas, Texas,
                                                           operations since 1979

John E. Slater, Jr.                              59        Executive Vice President of               54,654 (n)       15,960 (o)
     1983                                                  Company since 1993 and                      .66%             .52%
                                                           Chief Operating Officer since
                                                           1992; Senior Vice President
                                                           (1987-1993) of Company;
                                                           General Manager, Stores
                                                           (1990-1992) of Company

Lynn H. Johnston (p)                             62        Chairman of the Board of                  90,050 (r)        9,300 (s)
     1986                                                  ING America Life                           1.08%             .30%
                                                           Corporation (formerly the
                                                           GeorgiaUS Corporation, re-
                                                           named in 1993) since 1983;
                                                           Deputy Chairman and
                                                           President of Nationale-
                                                           Nederlanden North America
                                                           Corporation (1989-1993);
                                                           Chairman of the Board of
                                                           Life Insurance Company of
                                                           Georgia (1983-1993) (q)

Clarence H. Smith (t)                            43        Regional Manager and                      25,762 (u)       40,446 (v)
     1989                                                  General Manager of                          .31%            1.32%
                                                           Company's Atlanta, Georgia,
                                                           operations since 1986; Vice
                                                           President of Company since
                                                           1984

Rawson Haverty, Jr. (w)                          37        Vice President, Real Estate               15,138 (x)       77,437 (y)
     1992                                                  and Insurance Divisions of                  .18%            2.51%
                                                           Company since 1992;
                                                           Assistant Vice President
                                                           (1987-1992) of Company;
                                                           Assistant Secretary (1985-
                                                           1993) of Company

- --------------------------

         * Unless otherwise indicated, the amounts shown in the columns represent the number of shares over which the nominee has sole voting and investment power and include, where applicable, shares subject to unexercised options.

- --------------------------

         (a)     See footnotes (d), (f), (k), (t) and (w) below.

         (b) Of this amount, Mr. Haverty has sole voting and investment power with respect to 92,282 shares, sole investment power with respect to 750 shares, shared voting and investment power with respect to 81,808 shares, and shared voting power with respect to 33,675 shares. This amount includes unexercised options to purchase 37,651 shares.

         (c) Of this amount, Mr. Haverty has sole voting and investment power with respect to 424,023 shares, sole investment power with respect to 4,162 shares, shared voting and investment power with respect to 218,767 shares, and shared voting power with respect to 141,675 shares.

         (d) Frank S. McGaughey, Jr., Rawson Haverty and John Rhodes Haverty, M.D., are first cousins.

         (e) Of this amount, Mr. McGaughey has sole voting and investment power with respect to 89,303 shares and shared voting and investment power with respect to 22,527 shares. This amount includes unexercised options to purchase 38,303 shares.

         (f) Alex W. Smith is the brother-in-law of Rawson Haverty and the father of Clarence H. Smith. The law firm of Smith, Gambrell & Russell is the Company's general counsel.

         (g) Of this amount, Mr. Smith has sole voting and investment power with respect to 24,000 shares and shared voting and investment power with respect to 9,318 shares. This amount includes unexercised options to purchase 21,000 shares.

         (h) Of this amount, Mr. Smith has sole voting and investment power with respect to 66,463 shares and shared voting and investment power with respect to 7,360 shares. This amount includes unexercised options to purchase 9,000 shares.

         (i)     See footnote (d), above.

         (j) This amount includes unexercised options to purchase 4,500 shares.

         (k) Mr. Ridley is the nephew of Rawson Haverty and first cousin of Clarence H. Smith and Rawson Haverty, Jr.

         (l) Of this amount, Mr. Ridley has sole voting and investment power with respect to 15,678 shares and shared voting and investment power with respect to 1,327 shares. This amount includes unexercised options to purchase 4,500 shares.

         (m) Of this amount, Mr. Ridley has sole voting and investment power with respect to 182,926 shares, shared voting and investment power with respect to 1,327 shares, and sole voting power with respect to 61,152 shares. This amount includes unexercised options to purchase 9,000 shares.

         (n) Of this amount, Mr. Slater has sole voting and investment power with respect to 15,713 shares, and shared voting and investment power with respect to 38,941 shares. This amount includes unexercised options to purchase 15,563 shares.

         (o) Of this amount, Mr. Slater has sole voting and investment power with respect to 150 shares and shared voting and investment power with respect to 15,810 shares.

         (p)     Mr. Johnston is a director of Bank South Corporation.

         (q) ING America Life Corporation (a subsidiary of Internationale Nederlanden Group) is the holding company for Life Insurance Company of Georgia, Southland Life Insurance Company and Security Life of Denver. Internationale Nederlanden Group is an international diversified financial services company based in The Hague, the Netherlands, with banking and insurance operations in 47 countries.

         (r) Of this amount, Mr. Johnston has sole voting and investment power with respect to 21,300 shares and shared voting power with respect to 68,750 shares. This amount includes unexercised options to purchase 21,000 shares.

         (s) This amount includes unexercised options to purchase 9,000 shares.

         (t) Clarence H. Smith is the nephew of Rawson Haverty, the son of Alex W. Smith, and first cousin of Clarence H. Ridley and Rawson Haverty, Jr.

         (u) Of this amount, Mr. Smith has sole voting and investment power with respect to 24,962 shares and shared voting and investment power with respect to 800 shares. This amount includes unexercised options to purchase 9,000 shares.

         (v) Of this amount, Mr. Smith has sole voting and investment power with respect to 38,571 shares and shared voting and investment power with respect to 1,875 shares.

         (w) Rawson Haverty, Jr., is the son of Rawson Haverty and first cousin of Clarence H. Ridley and Clarence H. Smith.

         (x) This amount includes unexercised options to purchase 15,000 shares.

         (y) Of this amount, Mr. Haverty has sole voting and investment power with respect to 77,187 shares and shared voting and investment power with respect to 250 shares. This amount includes unexercised options to purchase 5,250 shares.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

         The names of, and certain information relating to, the four nominees to be elected by the holders of Common Stock are as follows:

                                                                                     Security Ownership
                                                                                        as of 3-11-94
                                                                                    and Percent of Class*
                                                                                  ------------------------
                                                                                                   Class A
           Name and Year              Age                                          Common          Common
     First Became a Director       (3-11-94)        Principal Occupation            Stock           Stock
 ---------------------------------------------------------------------------------------------------------
 Dr. Kenneth Black, Jr. (a)            69      Regents' Professor Emeritus,     18,397 (b)         6,397 (c)
         1975                                  Georgia State University           .22%              .21%
                                               since 1992; Regents'
                                               Professor of Insurance,
                                               Georgia State University
                                               (1959-1992); C.V. Starr Chair
                                               of International Insurance
                                               (1984-1992)

 William A. Parker, Jr. (d)            66      Chairman of the Board of         28,500 (e)         9,000 (f)
         1987                                  Cherokee Investment Co. since      .34%              .29%
                                               1978

 Robert R. Woodson (g)                 61      Chairman of the Board of         25,500 (h)         9,000 (i)
         1987                                  John H. Harland Company since      .31%              .29%
                                               1992, President since 1984,
                                               and Chief Executive Officer
                                               since 1990; Chief Operating
                                               Officer (1984-1990) of John
                                               H. Harland Company

 L. Phillip Humann (j)                 48      President, SunTrust Banks,       10,500 (k)           -0-
         1992                                  Inc., since 1991; Senior           .13%
                                               Executive Vice President,
                                               Banking (1990-1991) and
                                               Executive Vice President
                                               (1989-1990) of SunTrust
                                               Banks, Inc.

- --------------------------

         * Unless otherwise indicated, the amounts shown in the columns represent the number of shares over which the nominee has sole voting and investment power and include, where applicable, shares subject to unexercised options.

- --------------------------

         (a) Dr. Black is a director of USLIFE Corporation, Alexander and Alexander Services, Inc., and Scudder Variable Life Insurance Fund.

         (b) This amount includes unexercised options to purchase 18,000 shares.

         (c) This amount includes unexercised options to purchase 6,000 shares.

         (d) Mr. Parker is a trustee of First Union Real Estate Investment Trust, and is a director of Genuine Parts Co., The Southern Company, Georgia Power Company, ING America Life Corporation and Post Properties, Inc.

         (e) This amount includes unexercised options to purchase 21,000 shares.

         (f) This amount represents unexercised options to purchase 9,000 shares.

         (g) Mr. Woodson is a director of NationsBank of Georgia, N.A., and Allied Holdings, Inc.

         (h) This amount includes unexercised options to purchase 21,000 shares.

         (i) This amount represents unexercised options to purchase 9,000 shares.

         (j) Mr. Humann is a director of SunTrust Banks, Inc., Coca-Cola Enterprises, Inc., and Equifax, Inc.

         (k) This amount includes unexercised options to purchase 9,000 shares.

BOARD COMMITTEES AND ATTENDANCE

         The Company has a standing Audit Committee composed of Dr. Kenneth Black, Jr., Chairman, William A. Parker, Jr., and L. Phillip Humann. The Audit Committee, which held two meetings during fiscal 1993, performs the following functions: recommends independent certified public accountants to be engaged as auditors of the Company; approves the fees of the Company's auditors; reviews with the independent auditors the plan and results of the auditing engagement; reviews the scope and results of the Company's procedures for internal auditing; and reviews the adequacy of the Company's system of internal accounting controls.

         The Executive Committee is composed of Rawson Haverty, Chairman, Frank
S. McGaughey, Jr., John E. Slater, Jr., Alex W. Smith and Clarence H. Ridley. The Executive Committee held six meetings during fiscal 1993.

         The Company has no standing compensation committee; however, the Executive Committee determines salary and bonus arrangements for certain personnel. See "Report of Executive Committee on Executive Compensation."

         The Company has a Stock Option Committee, composed of non-employee directors appointed by the Board, which serves to administer the Company's qualified and non-qualified stock option plans and the employee stock purchase plan. Present members of the Stock Option Committee are John Rhodes Haverty, M.D., Chairman, William A. Parker, Jr., and Robert R. Woodson. The Stock Option Committee held two meetings during fiscal 1993.

         The Company has a standing Employee Benefits Committee composed of Lynn H. Johnston, Chairman, John Rhodes Haverty, M.D., and Robert R. Woodson. The Employee Benefits Committee serves as Administrator for all formal employee benefit plans of the Company and also oversees and gives guidance for all other employee benefit programs and policies of the Company. The Employee Benefits Committee held one meeting during fiscal 1993.

         The Company has no standing nominating or other standing committee performing similar functions.

         The Board of Directors held a total of four meetings during fiscal 1993. Each incumbent director, except William A. Parker, Jr., and Lynn H. Johnston, attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Class A Common Stock or Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Class A Common Stock or Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1993, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1993, 1992 and 1991:

                                          SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                                                                   Compensation
                                                  ---------------------------------------------
                                                  Annual Compensation                 Awards
                                                  ---------------------------------------------
                                                                       Other        Securities          All
                                                                       Annual       Underlying         Other
          Name and                      Salary          Bonus       Compensation      Options      Compensation
     Principal Position        Year       ($)            ($)            ($)           (#)(a)          ($)(b)
 --------------------------------------------------------------------------------------------------------------
 Frank S. McGaughey, Jr.       1993     $160,000      $210,000           --            30,000         $2,998
   President and Chief         1992      145,375       150,000           --            22,500          2,909
   Executive Officer;          1991      130,000       125,000           --            16,702          1,975
   Director

 John E. Slater, Jr.           1993      130,000       170,000           --            22,500          2,998
   Executive Vice              1992      114,375       120,000           --            18,000          2,909
   President                   1991      100,000        85,000           --            10,500          1,774
   and Chief Operating
   Officer; Director

 Rawson Haverty                1993       75,000       150,000(c)        --            13,875        133,048(d)
   Chairman of the Board       1992       62,917        75,000(c)        --            22,500        146,153(d)
   of Directors                1991      125,000       100,000(c)        --            16,702          2,119

 Dennis L. Fink (e)            1993      125,000        55,000           --            30,000             --
   Senior Vice President       1992           --            --           --                --             --
   and Chief Financial         1991           --            --           --                --             --
   Officer

 Clarence H. Smith             1993       90,000        50,750           --             9,000          2,667
   Vice President;             1992       80,000        43,500           --             7,500          2,592
   Director                    1991       80,000        50,000           --             6,000          1,975

  --------------------------

         (a) The number of stock options shown are adjusted for a 3-for-2 stock split on all common shares of the Company paid to stockholders on 6-30-93.

         (b) With the exception of Rawson Haverty, the amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company's 401(k) plan.

         (c) Under an agreement between the Company and Rawson Haverty, the Executive Committee deferred $10,000 annually from the bonus earned by Mr. Haverty for fiscal years 1977 through 1991. The Executive Committee did not defer any portion of the bonus earned by Mr. Haverty for fiscal year 1992. For fiscal year 1993, the Executive Committee deferred $50,000 of the bonus earned by Mr. Haverty. Mr. Haverty did not draw any amount of deferred compensation during 1993.

         (d) For fiscal year 1993, the amount includes $2,998 contributed by the Company pursuant to the 401(k) plan and an aggregate of $130,050 in retirement benefits paid under the Company's Retirement Plan and Supplemental Executive Retirement Plan. For fiscal year 1992, the amount includes $2,909 contributed by the Company pursuant to the 401(k) plan and an aggregate of $143,244 in retirement benefits paid under the Company's Retirement Plan and Supplemental Executive Retirement Plan.

         (e) Dennis L. Fink was employed by the Company as Senior Vice President, Finance, effective January 1, 1993.

STOCK OPTION PLANS

         The following table provides certain information concerning individual grants of stock options under the Company's 1988 Incentive Stock Option Plan made during the fiscal year ended December 31, 1993, to each of the Named Executive Officers:

                                                 OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                               Alternative
                                                                                                               Grant Date
                                                            Individual Grants (a)                               Value (b)
 --------------------------------------------------------------------------------------------------------------------------
                                                        % of Total                                             Grant Date
                                       Number of          Options                                             Present Value
                                       Securities       Granted to                                            (Using Black-
                                       Underlying        Employees        Exercise or                         Scholes Option
                                        Options          in Fiscal         Base Price         Expiration     Pricing Model)
 Name                                Granted (#)(c)        Year         ($ Per Share)(c)         Date              ($)
- --------------------------------------------------------------------------------------------------------------------------
 Frank S. McGaughey, Jr.                 30,000           11.7%         $  12.625              4-13-98          $149,400

 John E. Slater, Jr.                     22,500            8.8%            12.625              4-13-98          $112,050

 Rawson Haverty                          13,875            5.4%            13.8875             4-13-98          $ 64,519

 Dennis L. Fink                           7,500            2.9%            11.083333            1-4-98          $ 32,775
                                         22,500            8.8%            12.625              4-13-98          $112,050
 Clarence H. Smith
                                          9,000            3.5%            12.625              4-13-98          $ 44,820

 -----------------------------
         (a) The Plan provides that options granted are immediately exercisable and are exercisable for a period of five years from the date of grant. However, Internal Revenue Code provisions limit the dollar amount of incentive stock options which may be first exercisable in any given calendar year to $100,000. Due to this limitation, the following portions of the options granted were not immediately exercisable, and the schedules for first exercise of those specific portions that were not immediately exercisable are as follows:

                                                              Number of Options            Calendar Year
                                                               Granted in 1993         (Effective January 1)
                                                               Not Immediately             Options First
                           Name                                  Exercisable                Exercisable
                           ---------------------------------------------------------------------------------
                           Frank S. McGaughey, Jr.                  7,920                       1994
                                                               *    7,920                       1995
                                                               *    7,920                       1996
                                                               *      857                       1997

                           John E. Slater, Jr.                      7,920                       1994
                                                                    6,937                       1995

                           Rawson Haverty                           7,920                       1994
                                                                    1,224                       1995

                           Dennis L. Fink                           7,920                       1994
                                                                    7,920                       1995
                                                                    5,324                       1996

                           Clarence H. Smith                        1,080                       1994

                          * An aggregate of 16,697 options will expire unexercised on March 31, 1994, upon Mr. McGaughey's retirement from the Company.

         (b) The dollar amounts under this column are the result of calculations based upon the Black-Scholes pricing model and are not intended to forecast possible future appreciation of the market value of the Company's Common Stock.

         (c) The number of stock options and related exercise prices shown have been adjusted for a 3-for-2 stock split on all common shares of the Company paid to stockholders on 6-30-93.


 Assumptions Used for
 Black-Scholes Model                     Grant One (a)             Grant Two (b)           Grant Three (c)
 ---------------------------------------------------------------------------------------------------------
 Grant Date:                                 1/4/93                   4/13/93                  4/13/93

 Risk-Free Rate (d):                         6.27%                     5.50%                    5.50%

 Exercise Price:                           $11.083333                $13.8875                  $12.625

 Share Price on Grant Date:                $11.083333                $12.625                   $12.625

 Volatility (e):                             45.00%                   45.00%                    45.00%

 Term (Years):                                 5                         5                        5

 Dividend Yield:                             2.30%                     2.00%                    2.00%

 Black-Scholes Option Value:                 $4.37                     $4.65                    $4.98

- ----------------------------

         (a)     For options granted to Dennis L. Fink on 1/4/93.
         (b) For options granted to Rawson Haverty (a 10% owner) at 110% of FMV on 4/13/93.
         (c) For options granted to all other Named Executive Officers on 4/13/93.
         (d) Based on US Stripped Treasury Securities, Note Principals with similar terms.
         (e) Based on 52 consecutive week-end stock prices back from each grant date.

         The following table provides certain information concerning each exercise of stock options under the Company's 1986 and 1988 Incentive Stock Option Plans and 1986 Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1993, by each of the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under the Company's Incentive and Non-Qualified Stock Option Plans:

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR END OPTION VALUES

                                Options Exercised in 1993(a)                     All Outstanding Options(a)
                                ---------------------------------------------------------------------------------------------
                                                                     Number of Securities
                                   Shares             Value         Underlying Unexercised      Value of Unexercised In-the-
                                Acquired on         Realized           Options at Fiscal           Money Options at Fiscal
 Name                            Exercise (#)        ($) (b)             Year End (#)                 Year End ($) (c)
 -----------------------------------------------------------------------------------------------------------------------------
                                                                  Exercisable    Unexercisable    Exercisable    Unexercisable
                                                                  -----------    -------------    -----------    -------------
 Frank S. McGaughey, Jr.            67,702            $379,892       5,383           24,617         $ 24,224       $ 110,777

 John E. Slater, Jr.                57,000             351,500       7,643           14,857           34,394          66,857

 Rawson Haverty                     80,002             354,433       4,731            9,144           15,317          29,604

 Dennis L. Fink                        -0-                 -0-       8,836           21,164           37,262          95,238

 Clarence H. Smith                  23,250             161,750       7,920            1,080           35,640           4,860

  ----------------------------------
         (a) The number of stock options and related values shown have been adjusted for a 3-for-2 stock split on all common shares of the Company paid to stockholders on 6-30-93.

         (b) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at exercise date and the exercise price of the option.

         (c) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year end and the exercise price of the options.

RETIREMENT PLAN

         The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan"). All employees of the Company are eligible to participate upon completion of one year of service and reaching age 21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan's actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

        The Retirement Plan provides for the payment of fixed monthly benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service and final average earnings. "Final average earnings" means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

         The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 1994. The compensation amounts shown are compensation in the final year of employment. For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years. Earnings used to calculate benefits under the Retirement Plan may not exceed $235,840 for 1993. Annual benefits under the Retirement Plan may not exceed $115,641 for 1993, regardless of the benefit amount otherwise produced by the Retirement Plan formula. Both of these amounts are subject to future adjustments for cost of living increases. Annual benefits in the table below do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

                                                   Years of Service
    1993         --------------------------------------------------------------------------
Compensation        15                20                25              30       35 or More
- ------------     -------           -------          --------        --------     ----------
 $ 50,000        $ 5,677           $ 7,570          $  9,462        $ 11,355      $ 13,247
  100,000         13,178            17,571            21,964          26,356        30,749
  150,000         20,679            27,572            34,465          41,358        48,251
  200,000         28,180            37,573            46,966          56,360        65,753
  250,000         35,681            47,574            59,468          71,361        83,255
  300,000         43,182            57,575            71,969          86,363       100,757
  350,000         50,682            67,576            84,471         101,365       118,259
  400,000         58,183            77,578            96,972         116,366       135,761
  450,000         65,684            87,579           109,473         131,368       153,263

         The years of service accrued to the Named Executive Officers are as follows:

                          Employee         Years of Service Accrued as of 12/31/93
                          --------         ---------------------------------------
                 Frank S. McGaughey, Jr.                    46
                 John E. Slater, Jr.                        37
                 Rawson Haverty                             52
                 Clarence H. Smith                          20

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         In February 1984, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the "Supplemental Plan"), effective January 1, 1983, for the benefit of Rawson Haverty (retired, but continues to be employed by the Company on a consulting basis), Frank S. McGaughey, Jr., and three other retired executive officers and directors. Under the terms of the Supplemental Plan, a covered executive is eligible to receive a benefit, beginning at actual retirement on or after his 65th birthday, based on final average earnings (including salary and bonus) defined to be the highest average total earnings for any five consecutive calendar years during the ten calendar years immediately preceding retirement. The maximum benefit provided is equal to 55% of final average earnings, as defined above, less (i) the amount payable under the Company's Retirement Plan and (ii) the Primary Insurance Amount payable from Social Security. Reduced benefits are payable upon retirement prior to age 65.

         The following table shows estimated annual benefits payable upon retirement at age 65 to participants under the Supplemental Plan in specified years of service and compensation classes. The amounts shown below will be reduced by (i) the amount payable from the Retirement Plan and (ii) the participant's Primary Insurance Amount payable from Social Security.

                             1993                  Years of Service
                          Compensation                15 or More
                          ------------             ----------------
                          $  50,000                    $  25,003
                            100,000                       50,005
                            150,000                       75,008
                            200,000                      100,011
                            250,000                      125,014
                            300,000                      150,016
                            350,000                      175,019
                            400,000                      200,022
                            450,000                      225,025

COMPENSATION OF DIRECTORS

         Each employee director earns an annual retainer fee of $3,000 for his services. Each non-employee director earns an annual retainer fee of $13,000 and a fee of $600 for attendance at each Board meeting and each meeting of a Board committee on which he serves, except that a non-employee director who serves as chairman of a Board committee receives $700 for attendance at each meeting of the committee which he chairs.

         Pursuant to an automatic grant provision under the Company's 1988 Non-Qualified Stock Option Plan (which expired on November 4, 1993), the plan authorized that each non-employee director of the Company be granted on a pre-determined date annually an option to purchase 3,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. During fiscal 1993, options were granted to the then eight non-employee directors of the Company covering an aggregate of 36,000 shares (adjusted for the 3-for-2 stock split effected 6-30-93) of Common Stock at a per share exercise price of $17.00. Such options were granted to Dr. Kenneth Black, Jr., John Rhodes Haverty, M.D., L. Phillip Humann, Lynn H. Johnston, William A. Parker, Jr., Clarence H. Ridley, Alex W. Smith and Robert R. Woodson.

         The Company has a Directors' Deferred Compensation Plan that permits directors to defer fees for services as directors and members of committees of the Board of Directors. Amounts so deferred plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan) may be distributed to a director in one lump sum or in no more than ten equal annual installments on any date or dates elected by the director.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Although the Company does not have a Compensation Committee of the Board of Directors, the Executive Committee has performed the function of determining executive officer compensation. During the fiscal year ended December 31, 1993, the Executive Committee was comprised of five members, three of whom are also officers of the Company and two of whom are non-employees of the Company. Frank S. McGaughey, Jr., President and Chief Executive Officer, Rawson Haverty, Chairman of the Board, and John E. Slater, Jr., Executive Vice President and Chief Operating Officer, each serves on the Executive Committee. Alex W. Smith and Clarence H. Ridley also serve on the Executive Committee.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Executive Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                         REPORT OF EXECUTIVE COMMITTEE
                           ON EXECUTIVE COMPENSATION

         The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus arrangements for all executive officers of the Company, including the Chief Executive Officer, subject to approval by the full Board. The Executive Committee is composed of Rawson Haverty, Chairman of the Board; Frank S. McGaughey, Jr., President and Chief Executive Officer; John E. Slater, Jr., Executive Vice President and Chief Operating Officer; Alex W. Smith; and Clarence H. Ridley.

         Compensation of store and regional managers (one of whom is an executive officer of the Company who is included in the Executive Compensation table as one of the five most highly compensated officers) consists of a base salary, which is related to the size of the profit center managed, plus a bonus based on a pre-set formula related to annual profits produced by such profit center. Compensation of other officers, including executive officers and department heads (approximately 20 persons including the other four most highly compensated officers), consists of a base salary, which is related to the duties and responsibilities of the position, plus a bonus related to the profits of the Company. Bonuses are determined subjectively by the Executive Committee, subject to approval by the full Board of Directors.

         Determination of executive and key-person bonuses is made only after all store and regional manager bonuses have been computed and deducted from pre-tax earnings. From the remaining profit before taxes, a pool is created for payment of executive and key-person bonuses. Total bonuses earned and paid for fiscal year 1993 to 65 managers and other individuals amounted to $2,050,000. Of this amount, 31.0% was paid to the five most highly compensated officers.

         The Chief Executive Officers's compensation, as well as that of the next four most highly compensated officers, is comprised of a base salary which is directly related to the responsibilities of the position and a bonus which is related to the Company's performance. The Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer work together as a corporate team and, as such, bear the principal burden of corporate management decisions -- the Chief Executive Officer, of course, bearing final responsibility. Thus, these three officers participate more heavily in the division of bonus awards. For fiscal year 1993, these three officers received 21.2% of total bonus awards.

         Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company. When profits (on which bonuses were computed) for the year 1991 decreased 41% from the prior year, the bonus of the Chief Executive Officer decreased 16.7%, as compared to a decrease in overall bonuses of 1.02%. In 1992, corporate profits (on which bonuses were computed) increased 90.2%, and the bonus of the Chief Executive Officer increased 20%, as compared to an overall average increase in bonuses of 14.5%. In 1993, corporate profits (on which bonuses were computed) increased 114.4% from the prior year, and the bonus of the Chief Executive Officer increased 40% as compared to an overall average increase in bonuses of 38.1%.

         Based upon a review of publicly available information on regional companies reporting comparable amounts of annual gross revenues, the Executive Committee believes that the cash compensation (salary and bonus) paid to the Chief Executive Officer of the Company is moderate, as compared to the compensation of the chief executive officers of such regional companies.

         The Company has been in business for 109 years. Throughout its long history it has maintained employee compensation programs designed to encourage its employees to become owners of the business in which they are employed. Stock options for store managers, officers, and other key employees are awarded in the discretion of the Stock Option Committee of the Board of Directors, which is comprised of non-employee directors. A non-qualified stock option plan is in place for non-employee directors, and in 1992 an employee stock purchase plan was established for all eligible employees. As a result of this long established policy, a substantial number of shares of Company Common Stock and Class A Common Stock are held by those currently employed in the business and by former Haverty Furniture Companies, Inc., employees.

         It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                    Executive Committee, Board of Directors
                    ---------------------------------------
                            Rawson Haverty, Chairman
                            Frank S. McGaughey, Jr.
                            John E. Slater, Jr.
                            Alex W. Smith
                            Clarence H. Ridley

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the NASDAQ U.S. Companies Index and the NASDAQ Retail Trade Index for the period of five years commencing December 31, 1988, and ending December 31, 1993. The graph assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1988, and that all dividends were reinvested.


                                            COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                                                 HAVERTY FURNITURE COMPANIES, INC.
                                                      NASDAQ RETAIL TRADE AND
                                                   NASDAQ U.S. COMPANIES INDICES


HAVERTY FURNITURE COMPANIES, INC.
Information for 1994 Proxy Statement


$100 Value                                            1988         1989       1990          1991         1992          1993
- ----------------------------------------------------------------------------------------------------------------------------
Haverty Furniture Companies, Inc. - Common Stock     $100.00     $ 94.00    $ 70.45       $105.94      $178.43       $270.63
Haverty Furniture Companies, Inc. - Class A Common    100.00       90.10      75.72         93.48       151.00        248.43
Nasdaq Retail Trade Index                             100.00      120.10     118.86        225.78       212.49        224.81
Nasdaq US Companies Index                             100.00      121.25     102.96        165.21       192.21        219.42



Annual Return                                           1988        1989       1990          1991         1992          1993
- -----------------------------------------------------------------------------------------------------------------------------
Haverty Furniture Companies, Inc. - Common Stock        N/A          -6%       -25%           50%          68%           52%
Haverty Furniture Companies, Inc. - Class A Common      N/A         -10%       -16%           23%          62%           65%
Nasdaq Retail Trade Index                               N/A          20%        -1%           90%          -6%            6%
Nasdaq US Companies, Index                              N/A          21%       -15%           60%          16%           14%

                                AGENDA ITEM TWO
             PROPOSED AMENDMENT TO 1988 INCENTIVE STOCK OPTION PLAN

         In November 1988, the Company adopted its 1988 Incentive Stock Option Plan (the "Incentive Plan") and reserved 350,000 shares of the Company's Common Stock to cover options to be granted under the plan during its five-year term. On April 26, 1991, stockholders of the Company authorized an additional 350,000 shares of Common Stock for the Incentive Plan. As a result of a 3-for-2 stock split effected in the form of a 50% stock dividend declared and paid in June 1993, the Incentive Plan currently authorizes a maximum of 1,050,000 shares for issuance pursuant to the plan. On April 30, 1993, stockholders of the Company approved an amendment to the Incentive Plan to extend the term of the plan from five years to ten years, expiring on November 4, 1998.

         The Board of Directors believes it to be in the best interest of the Company and its stockholders to increase the number of shares authorized and available for issuance pursuant to the terms of the Incentive Plan. As of the end of 1993, there remained only 150 shares available under the Incentive Plan to be issued upon exercise of stock options to be granted under the plan. On November 5, 1993, the Board of Directors approved, subject to stockholder approval at the 1994 Annual Meeting of Stockholders, an amendment to the Incentive Plan to increase the number of shares available for issuance under the plan by 500,000 shares, from 1,050,000 shares to 1,550,000 shares.

         A copy of the proposed amendment to the Incentive Plan is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. The Board of Directors of the Company recommends the stockholders vote FOR the foregoing amendment. The amendment must be approved by a majority of all votes present at the meeting and entitled to vote on this matter.

         Options are awarded in the discretion of the Stock Option Committee of the Board of Directors to officers and key employees of the Company who are, in the opinion of the Committee, making significant contributions to the business and operations of the Company. The persons eligible to receive options under the Incentive Plan are persons employed by the Company in the capacity of officers, regional managers, store managers and other key employees. Non-employee directors are not eligible to receive options granted under the Incentive Plan, as such options are intended to be qualified incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. There are currently approximately 100 officers and employees eligible for participation in the Incentive Plan. As of March 11, 1994, the fair market value of the Common Stock of the Company currently subject to outstanding options under the Incentive Plan was approximately $8,619,785.

         Under the terms of the Incentive Plan, the Stock Option Committee may grant eligible officers and employees of the Company options to purchase shares of Common Stock at an exercise price equal to the fair market value of the shares on the date the option is granted (110% of the fair market value in the case of stockholders owning 10% or more of the total combined voting power of all classes of stock of the Company). Options granted under the Incentive Plan may be exercised at any time during the five-year term after the date such options were granted, and the option price may be paid in cash or by surrendering shares of Common Stock or Class A Common Stock, or a combination of cash and shares of Common Stock or Class A Common Stock. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company may not exceed $100,000. Options granted under the Incentive Plan may only be transferred by will or by the laws of descent and distribution. During the optionee's lifetime, options are exercisable only by the optionee.

         On January 4, 1994, options were granted pursuant to the Incentive Plan, subject to stockholder approval at this meeting, to 76 employees to purchase an aggregate of 207,500 shares of Common Stock at an exercise price of $17.125 per share, which options will expire January 4, 1999. The following table indicates the amount of options received by the named Executive Officers and all executive officers as a group:

                                                                                         Number of Shares
               Name                                          Position                 Underlying Options (a)
               ----                                          --------                 ----------------------
         John E. Slater, Jr.                        Executive Vice President and               20,000
                                                    Chief Operating Officer; Director

         Dennis L. Fink                             Senior Vice President and                  19,000
                                                    Chief Financial Officer

         Clarence H. Smith                          Vice President; Director                    7,000

         All Executive Officers as a Group                                                     87,500

         -----------------

         (a) These options, and the remainder of the 207,500 incentive stock options granted on January 4, 1994, are subject to exercise schedules required: (i) to comply with the $100,000 annual limitation with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year in accordance with the Tax Reform Act of 1986 as amended by the Technical and Miscellaneous Revenue Act of 1988, and/or (ii) to comply with vesting restrictions placed on the options by the Stock Option Committee of the Board of Directors on the date the options were granted.

FEDERAL INCOME TAX CONSEQUENCES

         All options granted under the Incentive Plan are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will realize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his/her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for two years from the date the option was granted and for one year from the date of exercise, the optionee will realize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares within either of such periods, the optionee will realize ordinary income on the date of such disposition in an amount equal to the lesser of: (a) gain on the sale or other disposition, or (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

         The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

         The Incentive Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to the exercise of an incentive stock option by transferring to the Company other shares of the Company's Common Stock or Class A Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's Common Stock or Class A Common Stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

         Section 425(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

         The Tax Reform Act of 1986 (the "1986 Act") as amended by the Technical and Miscellaneous Revenue Act of 1988 (the "TAMRA") amended the basic rules governing incentive stock options in two respects. First, the 1986 Act repealed the sequential exercise rule requiring that incentive stock options be exercised in the order in which they were granted. Second, the $100,000 annual limitation now provides that to the extent the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the employer corporation and its parent and subsidiaries) exceeds $100,000, such options shall be treated as options which are not incentive stock options. The grant of options first exercisable in a calendar year in excess of the $100,000 limitation will not disqualify other options granted pursuant to the Plan.

         Sections 55-57 of the Code impose an alternative minimum tax on an individual taxpayer's "alternative minimum taxable income" if such minimum tax exceeds the taxpayer's regular tax. Generally, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is treated as an item of tax preference in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

         The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of Section 422 of the Code, its legislative history and the income tax regulations which interpret similar provisions under Section 422 of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Incentive Plan and does not purport to be a complete description of all federal income tax aspects of the plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Incentive Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax adviser regarding federal, state or local tax consequences of participating in the Incentive Plan.

                               AGENDA ITEM THREE
          PROPOSAL TO APPROVE THE 1993 NON-QUALIFIED STOCK OPTION PLAN

         On November 5, 1993, the Company's Board of Directors unanimously approved the Company's 1993 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") and recommends that stockholders vote FOR approval of the proposed plan. The affirmative vote of a majority of all votes present at the meeting and entitled to be cast is necessary for approval of the Non-Qualified Plan. The Non-Qualified Plan is attached to this Proxy Statement as Exhibit B.

         The Non-Qualified Plan provides for the granting of options to both non-employee and employee directors, officers and key employees of the Company to purchase up to an aggregate of 500,000 shares of $1.00 par value Common Stock. The Company estimates that there are approximately 100 persons eligible to participate in the Non-Qualified Plan. The Board of Directors believes that directors, officers and key employees who participate in stock option plans have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. The proposed Non-Qualified Plan is designed also to provide motivation for employee participants to continue their employment and for all participants to give greater effort on behalf of the Company.

ADMINISTRATION

         The Non-Qualified Plan will be administered by the Stock Option Committee of the Board of Directors of the Company, who are "disinterested persons" (as such term is defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended).

         The Committee has the authority to select the employee directors, officers and other key employees to whom options will be granted, to determine the number of shares to be optioned to each such participant and interpret, construe and implement the provisions of the Non-Qualified Plan.

         Notwithstanding the foregoing, without the necessity of action by the Stock Option Committee of the Board of Directors appointed to administer the Non-Qualified Plan, the plan provides for automatic stock option grants on a pre-determined date annually during the term of the plan to each non-employee director of the Company to purchase 3,000 shares of Common Stock at an exercise price equivalent to the fair market value of the shares on such pre-determined date.

PARTICIPANTS

         The persons eligible to receive options under the Non-Qualified Plan are persons who serve in the capacity of non-employee and employee directors, officers and other key employees of the Company.

         On January 4, 1994, options were granted to three officers to purchase an aggregate of 51,000 shares of Common Stock at an exercise price of $17.125 per share, which options will expire January 4, 1999. The following table indicates the amount of options received by the Named Executive Officers:

                                                                              Number of Shares
                 Name                              Position                  Underlying Options
                 ----                              --------                  ------------------
         Frank S. McGaughey, Jr.           President and Chief Executive             25,000
                                           Officer; Director

         Rawson  Haverty                   Chairman of the Board of Directors        25,000

         Dennis L. Fink                    Senior Vice President and Chief            1,000
                                           Financial Officer

EXERCISE PRICE

         The exercise price of options granted under the Non-Qualified Plan will be the average market price of the Common Stock on the date the option is granted, as determined by the committee, but in no case less than the par value of the stock. On March 11, 1994, the fair market value of the Company's Common Stock was $16.75 per share and the shares of Common Stock available for issuance under the Non-Qualified Plan had an aggregate fair market value of $8,375,000 on that date. The exercise price may be paid in cash or shares of Class A Common Stock or Common Stock of the Company, or a combination of cash and shares of the Class A Common Stock or Common Stock of the Company.

DURATION OF OPTIONS

         The shares subject to the option may be purchased in whole or in part by the optionee from time to time after stockholder approval of the Non-Qualified Plan, but in no event later than five years from the date the option is granted.

REORGANIZATION

         In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in the event the property or stock of the Company is acquired by another corporation, or in the event of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the optionee provide that the option must be exercised within sixty (60) days from the date of such notice or it will be terminated.

NONTRANSFERABILITY

         Options granted under the Non-Qualified Plan may only be transferred by will or by the laws of descent and distribution. During the optionee's lifetime, such options are exercisable only by the optionee.

TERM OF THE NON-QUALIFIED PLAN

         Options may be granted pursuant to the Non-Qualified Plan from time to time, but no later than five years from the date the plan is adopted by the Board of Directors or the date the plan is approved by the stockholders, whichever is earlier.

AMENDMENT OR TERMINATION OF THE NON-QUALIFIED PLAN

         The Board of Directors of the Company may, from time to time, terminate, modify or amend the Non-Qualified Plan, provided that no such amendment or termination shall modify any option previously granted unless the optionee consents to such a modification. Furthermore, without approval of the stockholders, no revision or amendment shall increase the maximum number of shares for which options may be granted under the Non-Qualified Plan either in the aggregate or to any eligible participant, change the class of persons eligible for non-qualified stock options, or otherwise materially modify the requirements as to eligibility for participation in the plan, or otherwise materially increase the benefits accruing to participants under the plan.

FEDERAL INCOME TAX CONSEQUENCES

         All options to be granted under the Non-Qualified Plan are non-statutory options which are not entitled to special treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of a stock option does not result in taxable income to the optionee. Upon the exercise of a non-statutory option, the optionee recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is not entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant thereto. The Company is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

         The Non-Qualified Plan permits an optionee to pay all or a part of the purchase price for shares acquired pursuant to the exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock or Class A Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock or Class A Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

         The Non-Qualified Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement which are subject to change. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Non-Qualified Plan and does not purport to be a complete description of all federal income tax aspects of the Non-Qualified Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Non-Qualified Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax adviser regarding federal, state or local tax consequences of participating in the Non-Qualified Plan.

                              INDEPENDENT AUDITORS

         Ernst & Young were the independent auditors for the Company during the year ended December 31, 1993. The Company has been advised that no representative of Ernst & Young will be present at the Annual Meeting. Upon recommendation by the Audit Committee, the Board of Directors has selected Ernst & Young as auditors for the fiscal year ending December 31, 1994.

                              FINANCIAL STATEMENTS

         The Company's financial statements for the year ended December 31, 1993, are set forth in the Company's Annual Report to Stockholders for 1993. The Annual Report to Stockholders has been included and delivered with this Proxy Statement.

                           PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, P. O. Box 54678, Civic Center Station, Atlanta, Georgia 30379, no later than November 22, 1994.

                                 OTHER MATTERS

         At the date hereof, there are no other matters management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to management come before this meeting, those who shall act as proxies will vote in accordance with their judgment.

                                        By Order of the Board of Directors

                                    /s/ Christine M. Jones

                                        Christine M. Jones
                                        Vice President and Secretary



March 22, 1994
Atlanta, Georgia

                                   EXHIBIT A

                           AMENDMENT NUMBER THREE TO
                       HAVERTY FURNITURE COMPANIES, INC.
                        1988 INCENTIVE STOCK OPTION PLAN


         The 1988 Incentive Stock Option Plan of Haverty Furniture Companies, Inc., is hereby amended as follows:

         Section 4 of the Plan (Shares Reserved for Plan) shall be amended by deleting the second sentence of the first paragraph of such Section 4 and substituting the following new sentence therefor:

                 "The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 1,550,000 shares."

         All other provisions of the Plan shall continue in full force and effect, and the foregoing amendment shall be effective on the date that such amendment is approved by a majority of all votes present at the 1994 Annual Meeting of Stockholders and entitled to vote on the matter.

                                   EXHIBIT B

                       HAVERTY FURNITURE COMPANIES, INC.
                      1993 NON-QUALIFIED STOCK OPTION PLAN

                                  1.  PURPOSE

         The purpose of the Haverty Furniture Companies, Inc., 1993 Non-Qualified Stock Option Plan is to encourage and enable eligible directors, officers and key employees of Haverty Furniture Companies, Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. The Plan is also designed to provide motivation for employee participants to continue their employment and for all participants to give greater effort on behalf of the Company.

                                2.  DEFINITIONS

         The following words or terms shall have the following meanings:

                 (a) "Agreement" shall mean a non-qualified stock option agreement between the Company and a director, officer or key employee pursuant to the terms of this Plan.

                 (b) "Average Market Price" shall mean the mean between the high "bid" and low "ask" prices as of the close of business for the Company's shares of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System (or other national quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such national securities exchange.

                 (c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

                 (d) "Business Day" shall mean, for the purposes of this Plan, any day upon which regular trading occurs on the New York Stock Exchange.

                 (e) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan.

                 (f) "Class A Common Stock" shall mean the $1.00 par value common stock of the Company which is designated Class A Common Stock in the Sixth Article of the Company's Articles of Incorporation.

                 (g) "Company" shall mean Haverty Furniture Companies, Inc., a Maryland corporation.

                 (h) "Eligible Participant(s)" shall mean a person or persons who serve in the capacity of a director, officer or key employee of the Company or one of its subsidiaries.

                 (i) "Non-Employee Director" shall mean a director of the Company who is not a regular salaried employee of the Company or one of its subsidiaries.

                 (j) "Optionee" shall mean an Eligible Participant having a right to purchase Common Stock under an Agreement.

                 (k) "Option" shall mean the right or rights granted to Eligible Participants to purchase the Company's Common Stock under this Plan.

                 (l) "Plan" shall mean this Haverty Furniture Companies, Inc., 1993 Non-Qualified Stock Option Plan.

                 (m) "Shares," "Stock" or "Common Stock" shall mean shares of $1.00 par value common stock of the Company which is designated Common Stock in the Sixth Article of the Company's Articles of Incorporation.

                 (n) "Subsidiary" shall mean any corporation if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation.

                               3.  EFFECTIVE DATE

         The Effective Date of the Plan shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the stockholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of no less than a majority of all votes present and entitled to be voted on the matter at a meeting of the Company's shareholders, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be void.

                          4.  SHARES RESERVED FOR PLAN

         The shares of the Company's Common Stock to be sold to Eligible Participants under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 500,000. Any shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

         In the event of a subdivision or combination of the Company's shares, the maximum number of shares that may thereafter be issued and sold under the Plan and the number of shares under option will be proportionately increased or decreased, the terms relating to the price at which shares under option will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Company's shares, the Board of Directors also will make appropriate adjustments.

                                5.  ELIGIBILITY

         Options may be granted only to Eligible Participants.

                              6.  TERM OF THE PLAN

         The Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan provided that Options under the Plan must be granted within five (5) years from the Effective Date.

                         7.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Committee. The Committee shall be comprised of not less than three (3) members appointed by the Board of Directors of the Company from among its members. No member of such Board of Directors shall be appointed or serve as a member of the Committee, and any such appointment or service immediately and automatically shall terminate, in the event that such person is, becomes, or has been within the immediately preceding year, eligible, otherwise than as a Non-Employee Director hereunder, for the allocation of stock or the grant of any option or stock appreciation right under any other plan of the Company or its affiliates (as such term is defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended).

         Within the limitations described herein, the Committee shall administer the Plan, select the Eligible Participants to whom Options will be granted, determine the number of shares to be optioned to each Eligible Participant and interpret, construe and implement the provisions of the Plan. Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

         The Committee shall select one of its members as Chairman and shall hold its meeting at such time and place, and pursuant to such rules consistent with the Plan, as it may determine. A majority of the members of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the acts of the Committee. The Committee may participate in a meeting by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by the Board of Directors.

                        8.  NON-QUALIFIED STOCK OPTIONS

         All Options granted under the Plan shall be evidenced by Agreements approved by the Committee and shall include such terms and conditions deemed advisable by the Committee. All Agreements shall include the following terms and conditions:

         (a) Price. The purchase price for shares purchased upon the exercise of an Option will be the Average Market Price on the day the Option is granted, as determined by the Committee, but in no case less than the par value of such stock.

         (b) Number of Shares. The Agreement shall specify the number of shares which the Optionee may purchase under such Option.

         (c) Exercise of Options. The shares subject to the Option may be purchased in whole or in part by the Optionee from time to time after shareholder approval of the Plan, but in no event later than five (5) years from the date of the grant of the Option. No partial exercise may be less than one hundred (100) shares of the Common Stock of the Company, or its equivalent.

         (d) Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or shares of the Class A Common Stock or Common Stock of the Company, or a combination of cash and shares of the Class A Common Stock or Common Stock of the Company. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares.

         (e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date of the issuance of the stock certificate to the Optionee for such shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         (f) Nonassignability of Option. No Option shall be assignable or transferable by an Optionee except by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

         (g) Effect of Termination of Employment or Death. In the event that an Optionee ceases to be an employee or director of the Company or of any subsidiary of the Company during his or her lifetime for any reason, including retirement, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment or directorship (the "Termination Date") shall expire unless exercised within a period of three months from the Termination Date, but in no event after the expiration of five
(5) years from the date the Option was granted. In the event of the death of an Optionee during the option period, the Option shall be exercisable by his or her legal representative, heirs or legatees within a period of twelve (12) months from the date on which the Optionee died, but in no event after the expiration of five (5) years from the date the Option was granted.

         (h) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Eligible Participant provide that the Option must be exercised within sixty
(60) days of the date of such notice or it will be terminated.

         (i) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                    9.  NON-EMPLOYEE DIRECTOR PARTICIPATION

         The participation and eligibility of Non-Employee Directors of the Company shall be limited exclusively to the following:

         On the last Business Day of October in each year during the term of this Plan, each then Non-Employee Director of the Company shall be granted, without the necessity of action by the Committee, an Option hereunder to purchase 3,000 shares of Common Stock at the Average Market Price of such stock on the date of grant.

         Such options granted under this Plan shall be exercisable commencing on the date of grant or, with respect to any option granted prior to shareholder approval of the Plan, upon such shareholder approval, and thereafter until the earlier of the following: (i) the date which is the fifth anniversary of the date of grant; (ii) the date which is three calendar months following the date upon which such Non-Employee Director ceases to be a director of the Company otherwise than by reason of death; or (iii) the date which is the first anniversary of the date on which such Non-Employee Director ceases to be a director of the Company as a result of his or her death.

         In all other respects, options granted to Non-Employee Directors hereunder shall conform to the terms of this Plan and no Non-Employee Director shall be eligible to receive options hereunder except as provided in this
Section 9.

                           10.  AMENDMENT TO THE PLAN

         The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of no less than a majority of all votes present and entitled to be voted on the matter at a meeting of the Company's shareholders. The Board of Directors may at any time and from time to time terminate, modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (i) increase the maximum number of shares for which Options may be granted under the Plan either in the aggregate or to any Eligible Participant (other than increases due to changes in capitalization as referred to in Section 4 hereof), or (ii) change the class of persons eligible for non-qualified stock options under Section 5 hereof, or
(iii) otherwise materially modify (within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended) the requirements as to eligibility for participation in the Plan, or (iv) otherwise materially increase (within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended) the benefits accruing to participants under the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the Optionee affected, the Committee may amend outstanding option Agreements in a manner not inconsistent with the Plan.

                              11.  BINDING EFFECT

         All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company, all Eligible Participants participating in the Plan, and all persons eligible or who become eligible to participate in the Plan.


PROXY -- SOLICITED BY BOARD OF DIRECTORS            HAVERTY FURNITURE COMPANIES, INC.            1994 ANNUAL MEETING OF STOCKHOLDERS


The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes CHRISTINE M. JONES, BEN M.
HAVERTY, WILLIAM J. REIF and A. DANA ATWELL, or any one of them, but if more than one present, a majority of them present, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on April 29, 1994, at the Harbor Court Hotel,
550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

PROPOSAL 1     1.     To elect ten directors of the Company for terms of one year, and until their successors are elected and
TO BE VOTED           qualified:
ON ONLY BY            / / FOR all nominees listed (except as marked to the     / / WITHHOLD AUTHORITY to vote for all nominees
HOLDERS OF                contrary)                                                listed
 CLASS A              Rawson Haverty              Alex W. Smith                John E. Slater, Jr.    Clarence H. Smith
COMMON STOCK          Clarence H. Ridley          Frank S. McGaughey, Jr.      Lynn H. Johnston       Rawson Haverty, Jr.
                      John Rhodes Haverty, M.D.   Fred J. Bates
                      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                      ----------------------------------------------------------------------------------------------------------

PROPOSAL 2     2.     To elect four directors of the Company for terms of one year, and until their successors are elected and
TO BE VOTED           qualified:
ON ONLY BY            / / FOR all nominees listed (except as marked to the   / / WITHHOLD AUTHORITY to vote for all nominees
 HOLDERS OF               contrary)                                              listed
COMMON STOCK          Dr. Kenneth Black, Jr.      William A. Parker, Jr.       Robert  R. Woodson     L. Phillip Humann
                      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                      ----------------------------------------------------------------------------------------------------------

PROPOSALS 3     3.    To approve an amendment to the Company's 1988 Incentive Stock Option Plan to increase the number of shares
AND 4 TO BE           available for issuance pursuant to such Plan from 1,050,000 shares to 1,550,000 shares as set forth in
 VOTED ON             EXHIBIT A to the Proxy Statement.  / / FOR     / / AGAINST     / / ABSTAIN
  BY ALL        4.    To approve the 1993 Non-Qualified Stock Option Plan as set forth in EXHIBIT B to the Proxy Statement.
STOCKHOLDERS          / / FOR     / / AGAINST     / / ABSTAIN
                5.    In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

                                    (Continued and to be signed and dated on the reverse side)






PROXY -- SOLICITED BY BOARD OF DIRECTORS             (Continued from other side)                 1994 ANNUAL MEETING OF STOCKHOLDERS


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD
OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS
1, 2, 3, AND 4.

                                                      Please date and sign exactly as name(s) appears on reverse side. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                                                      President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

                                                      ----------------------------------------------------------------------
                                                      Signature

                                                      ----------------------------------------------------------------------
                                                      Signature

                                                      Date
                                                          ------------------------------------------------------------------
